Exhibit 99.1

EVI Industries Reports Fourth Quarter and Fiscal Year Results, Including Record $33M in Operating Cash Flows

Achieved an 8.0% Compounded Annual Organic Revenue Growth Rate, Strengthened Balance Sheet, Executed Three Acquisitions, Increased Investments Across Key Initiatives, and Increased Special Cash Dividend 10%

Miami, Florida – September 12, 2024 – EVI Industries, Inc. (NYSE American: EVI) announced its operating results for the three- and twelve-month periods ended June 30, 2024, including record gross profit, record gross margin, and record operating cash flows for fiscal 2024, and record gross margin and record operating cash flows for the three-month period ended June 30, 2024. The Company also provided commentary on its results of operations, cash flow and financial position, and investments in furtherance of its technology initiatives. Click here to listen to the Company’s recorded earnings call.

Since 2016, EVI has established itself as a leader in the highly fragmented North American commercial laundry distribution and service industry by thoughtfully executing the Company’s long-term growth strategy, which has resulted in a compounded annual growth rate in revenue, net income, and adjusted EBITDA of 33%, 16%, and 30%, respectively.

Henry M. Nahmad, EVI’s Chairman and CEO, commented: “We are a long-term focused company with ambitious growth plans. Our confidence is derived from early successes combined with financial strength and wherewithal, our reputation as a knowledgeable and high-quality buyer and successful builder of businesses, the expected future impact of promising technologies, and a heavily invested leadership team to guide the Company into the future.”

Company Achievements for the Fiscal Year Ended June 30, 2024

▪	Record operating cash flows of $33 million for fiscal 2024, a $32 million increase over the prior year
▪	Net debt declined 71% to $8.3 million as of June 30, 2024
▪	New confirmed customer sales order contracts exceeded the value of those fulfilled during the year
▪	Implemented the Company’s field service technology at certain regional service operations
▪	Completed two acquisitions adding sales and service expertise to the Company’s Northeast and Central regions
▪	Executed a third purchase agreement to acquire a business located in Florida, which was closed on July 1, 2024
▪	Paid a $4.1 million dividend, the largest dividend in the Company’s history at that time

Fiscal Year 2024 Results

▪	Revenue was $353.6 million compared to $354.2 million
▪	Gross profit increased 2% to a record $105.3 million
▪	Gross margin increased 50 basis-points to a record 29.8% compared to 29.3%
▪	Operating income was $11.6 million compared to $16.5 million
▪	Net income was $5.6 million, or 1.6%, compared to $9.7 million, or 2.7%
▪	Adjusted EBITDA was $22.6 million, or 6.4%, compared to $25.6 million, or 7.2%

Fourth Quarter Results

▪	Revenue decreased 4% to $90.1 million
▪	Gross profit decreased 2% to $27.4 million
▪	Gross margin increased to a record 30.4% compared to 29.5%
▪	Operating income was $3.7 million compared to $4.0 million
▪	Net income increased 10.5% to $2.1 million, or 2.3%, compared to $1.9 million, or 2.0%
▪	Adjusted EBITDA was $6.2 million, or 6.8%, compared to $6.4 million, or 6.8%

Operating Results

Fiscal 2024 revenue was $354 million and flat compared to revenue for fiscal 2023, during which the Company achieved record results in key financial metrics, including a 32% increase in revenue over fiscal 2022. Given the nature of the commercial laundry industry, the Company measures organic revenue growth by evaluating revenue over a multiyear period. The three-year compounded annual revenue growth rate for businesses the Company has owned for at least four years is 8.0%.

The essential nature of the products and services the Company provides to thousands of commercial laundry customers offers a consistent base of revenue opportunities in the light industrial, on-premise, and vended laundry categories. It is important to remember that while the Company also generates revenue from larger industrial projects, the timing of revenue related to larger industrial projects is subject to longer sales cycles and complex installations that from time to time are uneven as compared to revenue derived from other commercial laundry categories. Excluding the impact of larger industrial customer sales order contracts, during fiscal 2024, equipment revenue was flat, while parts revenue increased 6.6% and service revenue increased 7.8%. This reflects continued increases in the installed base of light-industrial, on-premise, and vended laundry products the Company represents and the benefit the Company derives from supporting customers with a wide range of parts, accessories, and services throughout the useful life of such laundry products. During fiscal 2024, the Company set another fiscal year record for gross profit at $105 million and another fiscal year record for gross margin at 30%. These gains reflect in part a slight shift in mix to higher margin parts and services, as well as the benefit derived from solution selling, which as an example, has resulted in new sales of machinery aimed to lower the operating costs of a commercial laundry by automating historically labor-intensive tasks and new sales in consumables.

Given steady demand for the products and services the Company provides, a strong backlog of confirmed customer sales orders, and an acquisition pipeline that has consistently delivered new growth opportunities, the Company increased investments across areas critical to drive growth and scale its operations. The Company grew its sales team by 6% to over 190 professionals and increased its service team by 5% to approximately 400 technicians, and it implemented new field service technologies in certain regional service operations. Additions to the Company’s sales team aim to support the Company’s OEM representations, increase penetration in existing distribution territories, expand into new distribution territories, and ensure sales continuity. The addition of service technicians aims to capture growing demand for the Company’s installation and maintenance capabilities across its growing installed base. The implementation of the Company’s field service technologies is designed to improve the efficiency of the Company’s service operations and deliver consistent customer satisfaction. While the expenses incurred in connection with these investments adversely impacted the Company’s fiscal 2024 operating profits, the Company expects that these investments will yield positive returns in the forthcoming periods.

Cash Flow, Financial Strength, and Special Cash Dividend

During fiscal 2024, the Company generated a record $33 million in operating cash flow, a $32 million increase over prior year, and a record $12 million in operating cash flow during the fourth quarter of fiscal 2024, a $4.8 million increase compared to the same period of the prior fiscal year. The significant increase in cash flow reflects continued profitability and a decline in working capital resulting from active inventory management. EVI’s strong cash flow continues to solidify its financial strength, with net debt reduced to $8.3 million at June 30, 204, a 71% decrease compared to June 30, 2023.

EVI's strong financial position and access to capital provides a competitive advantage that has enabled simultaneous investments in acquisitions, organic growth, working capital, and technological innovations. Given the Company’s growth and profitability prospects, solid cash flows, and strong balance sheet with over $100 million of available liquidity, on September 11, 2024, the Company’s Board of Directors declared a special cash dividend on the Company’s common stock of $0.31 per share, a 10% increase over the special cash dividend declared in October 2023. The special cash dividend is payable on October 7, 2024, to stockholders of record at the close of business on September 26, 2024.

Acquisitions

During fiscal 2024, the Company completed the acquisition of two commercial laundry distributors and service providers, one in Pennsylvania and the other in Texas. The Company also executed a definitive purchase agreement to acquire a third distributor and service provider in Florida, which was completed on July 1, 2024, immediately following the completion of fiscal 2024. In each case, the Company added similar distribution and service businesses comprised of experienced sales and service professionals with a loyal customer base in geographic areas where the Company believes there are market share gain opportunities.

Buy-and-Build Success Story

The following is one of EVI’s many buy-and-build success stories: A little over four years ago, the Company purchased a commercial laundry business it underwrote at approximately $5.6 million in revenue. During the diligence period, the Company collaborated with the owner and management team to create a strategic plan that included revenue and profitability growth goals. The Company reported that over the last three years, this EVI business unit increased revenue by over 160% organically, increased operating income by over 280%, and increased operating margin by 440 basis points to 14%. The Company believes these exceptional results were achieved as a result of three key factors: One, under the owner’s leadership, the business unit expanded into new geographies, added OEM representations, and enhanced its product offerings to include other products all while maintaining business continuity. Two, the business unit effectively utilized EVI’s financial and functional resources in support of its growing operations. Three, the owner and management team embraced EVI’s growth culture and accessed the wealth of knowledge and experience provided by other members of the EVI family.

Mr. Nahmad commented: “Our acquisitions have been internally sourced, negotiated, evaluated, executed, and integrated by our team that has been working together in Miami, Florida for seven years. Our team has a profound appreciation for the sensitive process a family undertakes when contemplating the divestiture of a family-owned business. We exercise flexibility and consideration throughout the buying process and have a tremendous reputation in our industry given our record of successful acquisitions. Considering our growth record and reputation, we continue to actively pursue many acquisitions and strategic transactions in the commercial laundry industry and related industries.”

Technology Investments

In 2020, the Company commenced a comprehensive technology initiative to transform EVI into a modern, data-driven company. Since that time, EVI’s technology group has grown significantly, various third-party technology professionals have been retained, and multiple technology initiatives were undertaken with a goal to accelerate sales and profit growth, increase the speed, convenience and efficiency in serving customers, extend our reach into new geographies and sales channels, and create scalable operating processes.

During fiscal 2024, the Company’s technology team successfully led efforts to consolidate business units into end-state enterprise resource planning systems, implemented EVI’s field service technology at certain regional service operations, and launched the configuration and implementation of our planned e-commerce site. While the costs and expenses associated with these and other modernization initiatives has adversely impacted EVI’s financial performance in the near-term, the Company believes these technological capabilities will be a catalyst to achieving its long-term growth and profitability goals.

Important Fundamentals and Growth Drivers

The Company believes that the essential nature of commercial laundry products and continuous demand and growth across all end customer markets of the commercial laundry industry are catalysts for a growing installed base of commercial laundry systems across North America. These systems require advanced planning, thoughtful design, knowledgeable installation, and post-installation services, including the replacement of equipment, parts, and accessories and the performance of maintenance and repair services. EVI’s large and growing sales and service network represents and services a broad range of products sourced from various domestic and international suppliers to support industrial, on-premise, vended, and multi-family customers serving a wide array of end-user categories. The Company believes its fundamentals, financial strength, market strategy, entrepreneurial culture, technology initiatives, and strong supplier relations are important competitive advantages that support the Company’s ability to grow profitability and capture more market share going forward.

EVI’s Core Principles

EVI upholds specific core values and principles for its business, including:

▪	Invest and manage with a long-term perspective
▪	Uphold financial discipline with a view towards ensuring financial strength and flexibility
▪	Respect the entrepreneurs and management teams that join the EVI family
▪	Operate each business as a local business and empower its leaders to make local decisions
▪	Promote an entrepreneurial culture
▪	Instill a growth mindset and culture of continuous improvement
▪	Incentivize and reward performance with equity participation
▪	Establish strong relationships with our OEM partners

Earnings Call and Additional Information

The Company has provided a pre-recorded earnings conference call, including a business update, which can be accessed under “Financial Info” in the “Investors” section of the Company’s website at www.evi-ind.com or by visiting https://ir.evi-ind.com/message-from-the-ceo. For additional information regarding the Company’s results for fiscal 2024, please see the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024, as filed with the Securities and Exchange Commission on or about the date hereof.

Use of Non-GAAP Financial Information

In this press release, EVI discloses the non-GAAP financial measure of adjusted EBITDA, which EVI defines as earnings before interest, taxes, depreciation, amortization, and amortization of share-based compensation. Adjusted EBITDA is determined by adding interest expense, income taxes, depreciation, amortization, and amortization of share-based compensation to net income, as shown in the attached statement of Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation. EVI considers adjusted EBITDA to be an important indicator of its operating performance. Adjusted EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings, and the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. Adjusted EBITDA should not be considered as an alternative to net income or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method of analyzing EVI’s results as reported under GAAP.

About EVI Industries

EVI Industries, Inc., through its wholly owned subsidiaries, is a value-added distributor and a provider of advisory and technical services. Through its vast sales organization, the Company provides its customers with planning, designing, and consulting services related to their commercial laundry operations. The Company sells and/or leases its customers commercial laundry equipment, specializing in washing, drying, finishing, material handling, water heating, power generation, and water reuse applications. In support of the suite of products it offers, the Company sells related parts and accessories. Additionally, through the Company’s robust network of commercial laundry technicians, the Company provides its customers with installation, maintenance, and repair services. The Company’s customers include retail, commercial, industrial, institutional, and government customers. Purchases made by customers range from parts and accessories to single or multiple units of equipment, to large complex systems as well as the purchase of the Company’s installation, maintenance, and repair services.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “could,” “seek,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “strategy” and similar expressions are intended to identify forward looking statements. Forward looking statements may relate to, among other things, events, conditions, and trends that may affect the future plans, operations, business, strategies, operating results, financial position and prospects of the Company. Forward looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of the Company, or industry trends and results, to differ materially from the future results, trends, performance or achievements expressed or implied by such forward looking statements. These risks and uncertainties include, among others, those associated with: general economic and business conditions in the United States and other countries where the Company operates or where the Company’s customers and suppliers are located; industry conditions and trends; credit market volatility; risks related to supply chain delays and disruptions and their impact on the Company’s business and results, including the Company’s ability to deliver products and provide services to its customers on a timely basis; risks relating to inflation, including the current inflationary trend, and the impact of inflation on the Company’s costs and its ability to increase the price of its products and services to offset such costs, and on the market for the Company’s products and services; risks related to labor shortages and increases in the costs of labor, and the impact thereof on the Company, including its ability to deliver products, provide services or otherwise meet customers’ expectations; risks associated with international relations and international hostilities and the impact thereof on economic conditions, including supply chain constraints and inflationary trends; risks relating to rising interest rates, including the impact thereof on the cost of the Company’s indebtedness and the Company’s ability to raise capital if deemed necessary or advisable; risks related to the Company’s ability to implement its business and growth strategies and plans, including changes thereto, and the risk that the Company may not be successful in achieving its goals; risks and uncertainties associated with the Company’s ”buy-and-build” growth strategy, including, without limitation, that the Company may not be successful in identifying or consummating, or have the liquidity to or otherwise be financially positioned or able to consummate, acquisitions or other strategic transactions, integration risks, risks related to indebtedness incurred by the Company in connection with the financing of acquisitions, dilution experienced by the Company’s existing stockholders as a result of the issuance of shares of the Company’s common stock in connection with acquisitions or other strategic transactions (or for other purposes), risks related to the business, operations and prospects of acquired businesses, risks that suppliers of the acquired business may not consent to the transaction or otherwise continue its relationship with the acquired business following the transaction and the impact that the loss of any such supplier may have on the results of the Company and the acquired business, risks that the Company’s goals or expectations with respect to acquisitions and other strategic transactions may not be met, and risks related to the accounting for acquisitions; risks related to organic growth initiatives, including that they may not result in the benefits anticipated; risks that the Company’s investments, including in sales and service personnel, technology investments and investments in acquired businesses or otherwise in support of growth, and initiatives in furtherance thereof may not result in the benefits anticipated and may result in disruptions to the Company’s operations, expenses in connection with these investments and initiatives may be more costly than anticipated and the implementation of these initiatives may not be completed when expected; technology changes; competition, including the Company’s ability to compete effectively and the impact that competition may have on the Company and its results, including the prices which the Company may charge for its products and services and on the Company’s profit margins, and competition for qualified employees; to the extent applicable, risks relating to the Company’s ability to enter into and compete effectively in new industries, as well as risks and trends related to those industries; the risk that the Company or any one or more of its business units may not achieve growth consistent with historical levels, at the level expected, or at all; risks relating to the Company’s relationships with its principal suppliers and customers, including concentration risks and the impact of the loss of any such relationship; risks related to the Company’s indebtedness, including that amounts available for borrowing under the Company’s credit facility are subject to the terms and conditions of the facility and, accordingly, the amount of liquidity available to the Company may be less than the amount set forth herein; the availability, terms and deployment of debt and equity capital if needed for expansion or otherwise; the availability and cost of inventory purchased by the Company, and the risk that the sales of inventory subject to purchase orders may not be completed as or when expected, or at all; risks relating to the recognition of revenue, including the amount and timing thereof (including potential delays resulting from, among other circumstances, delays in installation); the risk that dividends may not be paid in the future; risks of cybersecurity threats or incidents, including the potential misappropriation or use of assets or confidential information, corruption of data or operational disruptions; and other economic, competitive, governmental, technological and other risks and factors discussed elsewhere in the Company’s filings with the SEC, including, without limitation, in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024. Many of these risks and factors are beyond the Company’s control. Further, past performance and perceived trends may not be indicative of future results. The Company cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. The Company does not undertake to, and specifically disclaims any obligation to, update, revise or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

EVI Industries, Inc.
Condensed Consolidated Results of Operations (in thousands, except per share data)

			Unaudited	Unaudited
	12-Months Ended	12-Months Ended	3-Months Ended	3-Months Ended
	06/30/24	06/30/23	06/30/24	06/30/23

Revenues	$353,563	$354,173	$90,146	$94,041
Cost of Sales	248,310	250,490	62,777	66,253
Gross Profit	105,253	103,683	27,369	27,788
SG&A	93,625	87,177	23,717	23,774
Operating Income	11,628	16,506	3,652	4,014
Interest Expense, net	2,744	2,507	476	788
Income before Income Taxes	8,884	13,999	3,176	3,226
Provision for Income Taxes	3,238	4,280	1,109	1,328
Net Income	$5,646	$9,719	$2,067	$1,898

Net Earnings per Share
Basic	$0.39	$0.68	$0.14	$0.13
Diluted	$0.37	$0.67	$0.14	$0.13

Weighted Average Shares Outstanding
Basic	12,650	12,553	12,681	12,575
Diluted	13,218	12,804	13,127	12,959

EVI Industries, Inc.
Condensed Consolidated Balance Sheets (in thousands, except per share data)

	06/30/24	06/30/23
Assets
Current assets
Cash	$4,558	$5,921
Accounts receivable, net	40,932	48,391
Inventories, net	47,901	59,167
Vendor deposits	1,657	2,291
Contract assets	1,222	1,181
Other current assets	5,671	8,547
Total current assets	101,941	125,498
Equipment and improvements, net	13,950	12,953
Operating lease assets	8,078	8,714
Intangible assets, net	22,022	24,128
Goodwill	75,102	73,388
Other assets	9,566	9,166
Total assets	$230,659	$253,847

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$30,904	$38,730
Accrued employee expenses	11,370	10,724
Customer deposits	24,419	23,296
Contract liabilities	—	668
Current portion of operating lease liabilities	3,110	3,027
Total current liabilities	69,803	76,445
Deferred income taxes, net	5,498	5,023
Long-term operating lease liabilities	5,849	6,554
Long-term debt, net	12,903	34,869
Total liabilities	94,053	122,891

Shareholders' equity
Preferred stock, $1.00 par value	—	—
Common stock, $.025 par value	322	318
Additional paid-in capital	106,540	101,225
Treasury stock	(4,439)	(3,195)
Retained earnings	34,183	32,608
Total shareholders' equity	136,606	130,956
Total liabilities and shareholders' equity	$230,659	$253,847

EVI Industries, Inc.
Condensed Consolidated Statements of Cash Flows (in thousands)
	For the twelve months ended
	06/30/24	06/30/23
Operating activities:
Net income	$5,646	$9,719
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,983	6,024
Amortization of debt discount	34	29
Provision for bad debt expense	688	710
Non-cash lease expense	14	93
Stock compensation	4,974	3,062
Inventory reserve	54	(178)
Provision for deferred income taxes	475	357
Other	25	(103)
(Increase) decrease in operating assets:
Accounts receivable	7,028	(5,664)
Inventories	11,901	(8,302)
Vendor deposits	634	(527)
Contract assets	(41)	338
Other assets	2,476	(4,296)
(Decrease) increase in operating liabilities:
Accounts payable and accrued expenses	(8,234)	(4,164)
Accrued employee expenses	646	2,114
Customer deposits	1,017	1,567
Contract liabilities	(668)	161
Net cash provided by operating activities	32,652	940

Investing activities:
Capital expenditures	(4,867)	(3,708)
Cash paid for acquisitions, net of cash acquired	(1,949)	(2,278)
Net cash used by investing activities	(6,816)	(5,986)

Financing activities:
Dividends paid	(4,071)	—
Proceeds from borrowings	62,500	77,000
Debt repayments	(84,500)	(70,000)
Repurchases of common stock in satisfaction of employee tax withholding obligations	(1,244)	(125)
Issuances of common stock under employee stock purchase plan	116	118
Net cash (used) provided by financing activities	(27,199)	6,993
Net (decrease) increase in cash	(1,363)	1,947
Cash at beginning of period	5,921	3,974
Cash at end of period	$4,558	$5,921

EVI Industries, Inc.
Condensed Consolidated Statements of Cash Flows (in thousands)
	For the twelve months ended
	06/30/24	06/30/23
Supplemental disclosures of cash flow information:
Cash paid for interest	$2,783	$2,469
Cash paid for income taxes	$4,575	$3,099

Supplemental disclosures of non-cash financing activities:
Common stock issued for acquisitions	$229	$503

The following table reconciles net income, the most comparable GAAP financial measure, to Adjusted EBITDA.

EVI Industries, Inc.
Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation (in thousands)

			Unaudited	Unaudited
	12-Months Ended	12-Months Ended	3-Months Ended	3-Months Ended
	06/30/24	06/30/23	06/30/24	06/30/23

Net Income	$5,646	$9,719	$2,067	$1,898
Provision for Income Taxes	3,238	4,280	1,109	1,328
Interest Expense, Net	2,744	2,507	476	788
Depreciation and Amortization	5,983	6,024	1,491	1,615
Amortization of Share-based Compensation	4,974	3,062	1,018	795
Adjusted EBITDA	$22,585	$25,592	$6,161	$6,424

EVI Industries, Inc.

4500 Biscayne Blvd., Suite 340

Miami, Florida 33137

(305) 402-9300

Henry M. Nahmad

Chairman and CEO

(305) 402-9300

Craig Ettelman

Director of Finance and Investor Relations

(305) 402-9300

info@evi-ind.com